UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 21, 2013 (March 15, 2013)
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA		92614
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(949) 864-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 21, 2013, Pacific Premier Bancorp, Inc., a Delaware corporation (“Pacific Premier”), filed a Current Report on Form 8-K (the “Original Report”) to report that Pacific Premier had completed the acquisition of First Associations Bank, a Texas-chartered bank (“FAB”), on March 15, 2013.  This Amendment No. 1 to the Current Report on Form 8-K/A (this “Amendment No. 1”) is being filed to provide the unaudited pro forma financial information required by Item 9.01(b) of the Original Report.  No other amendments to the Original Report are being made by this Amendment No.1.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(b)           Pro Forma Financial Information.

The unaudited pro forma combined consolidated statement of financial condition of Pacific Premier as of December 31, 2012 and the unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2012, which give effect to the acquisition of FAB, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d)            Exhibits

Exhibit 99.2
Unaudited pro forma combined consolidated statement of financial condition of Pacific Premier Bancorp, Inc. as of December 31, 2012 and the unaudited pro forma combined consolidated statement of operations of Pacific Premier Bancorp, Inc. for the year ended December 31, 2012, which give effect to the First Associations Bank acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	May 31, 2013	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
President and Chief Executive Officer